    As filed with the Securities and Exchange Commission on October 1, 1996
                                               Registration No. 333-____________
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                           --------------------------

                                    FORM S-8

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                           --------------------------

                                UTI ENERGY CORP.
             (Exact name of registrant as specified in its charter)

                        DELAWARE                                                          23-2037823
             (State or other jurisdiction of                                          (I.R.S. Employer
             incorporation or organization)                                          Identification No.)


                        SUITE 112
                  485 DEVON PARK DRIVE
                   WAYNE, PENNSYLVANIA                                                      19087
             (Address of Principal Executive                                              (Zip Code)
                        Offices)


             UTI ENERGY CORP. 1993 NON-QUALIFIED STOCK OPTION PLAN; FIRST AMENDMENT TO TERMINATION AGREEMENT AND RELEASE;
             UTI ENERGY CORP. 1996 EMPLOYEE STOCK OPTION PLAN; AND
            UTI ENERGY CORP. NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN
                           (Full title of the plans)

                           --------------------------
                                 VAUGHN E. DRUM
                                UTI ENERGY CORP.
                                   SUITE 112
                              485 DEVON PARK DRIVE
                           WAYNE, PENNSYLVANIA 19087
                    (Name and address of agent for service)

                                 (610) 971-9600
         (Telephone number, including area code, of agent for service)

                                 With Copy to:

                                 Curtis W. Huff
                          Fulbright & Jaworski L.L.P.
                           1301 McKinney, Suite 5100
                           Houston, Texas 77010-3095
                                 (713) 651-5151
                           --------------------------
                        CALCULATION OF REGISTRATION FEE

======================================================================================================================
                                                     Proposed maximum          Proposed maximum
  Title of securities         Amount to be          offering price per        aggregate offering          Amount of
    to be registered           registered                share (1)                price (1)           registration fee
----------------------------------------------------------------------------------------------------------------------
 Common Stock,  $.001
 par value                  901,600 shares(2)             $15.875                $14,312,900               $4,936
======================================================================================================================


(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933 and based upon the average of the high and low sales prices of a share of Common Stock as reported by the American Stock Exchange, Inc. on September 27, 1996.
(2) Includes 486,600 shares to be issued upon the exercise of options granted under the UTI Energy Corp. 1993 Non-Qualified Stock Option Plan; 15,000 shares to be issued upon the exercise of options granted pursuant to the terms of the First Amendment to Termination Agreement and Release, dated August 23, 1996, by and between UTI Energy Corp. and Eddie L. Nowell; 300,000 shares to be issued upon the exercise of options granted pursuant to the UTI Energy Corp. 1996 Employee Stock Option Plan; and 100,000 shares to be issued upon the exercise of options granted pursuant to the UTI Energy Corp. Non-Employee Director Stock Option Plan. Also includes an indeterminable number of shares of Common Stock issuable as a result of the anti-dilution provisions of such plans.

================================================================================

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.     INCORPORATION OF DOCUMENTS BY REFERENCE.

            The following documents are hereby incorporated by reference in this Registration Statement:

            1. The Annual Report on Form 10-K of UTI Energy Corp., a Delaware corporation (the "Registrant"), for the fiscal year ended December 31, 1995;

            2. The Quarterly Reports on Form 10-Q of the Registrant for the quarterly period ended March 31, 1996 and for the quarterly period ended June 30, 1996; and

            3. The Current Report on Form 8-K of the Registrant dated August 28, 1996;

            4. The description of the Registrant's common stock, $.001 par value, contained in a registration statement on Form 8-A (filed on November 8, 1993), including any amendment or report filed for the purpose of updating such description.

            All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 subsequent to the date of the filing hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.


ITEM 4.     DESCRIPTION OF SECURITIES.

            Not applicable.


ITEM 5.     INTERESTS OF NAMED EXPERTS AND COUNSEL.

            Certain legal matters in connection with the securities offered hereby are being passed upon for the Registrant by Fulbright & Jaworski L.L.P., Houston, Texas.

ITEM 6.     INDEMNIFICATION OF DIRECTORS AND OFFICERS.

            Under the Registrant's Restated Certificate of Incorporation, a director of the Registrant has no liability for certain losses, damages or expenses incurred by the Company as a result of such director's breach of fiduciary duty, except for liability resulting from (i) breach of the duty of loyalty, (ii) intentional misconduct or bad faith, (iii) approval of illegal dividends or (iv) transactions from which the director has received impropoer personal benefit. The Registrant's bylaws also provide that directors and officers shall be indemnified against liabilities arising from their service as directors or officers to the maximum extent allowed by law.

            Section 145 of the Delaware General Corporation Law authorizes the Registrant to indemnify each officer and director of the Registrant against liabilities and expenses incurred by reason of the fact that he is or was an officer or director of the Registrant if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Registrant and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

            Section 145 of the Delaware General Corporation Law also authorizes the Registrant to purchase and maintain insurance on behalf of any person who is or was an officer or director the Registrant against liability asserted against or incurred by him in any such capacity, whether or not the Registrant would have power to indemnify such officer or director against such liability under the provisions of Section 145. The Registrant has purchased and maintains a directors' and officers' liability policy for such purposes.

ITEM 7.     EXEMPTION FROM REGISTRATION CLAIMED.

            Not applicable.

ITEM 8.     EXHIBITS.

            4.1 Restated Certificate of Incorporation of the Registrant, as amended (incorporated by reference to Amendment No. 1 to the Registrant's Registration Statement on Form S-1 (Reg. No. 33-69726) filed with the Securities and Exchange Commission on November 9, 1993 and to the Registrant's Annual Report on Form 10-K for the year ended December 31,
                    1995).

            4.2 By-laws, as amended (incorporated by reference to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1993).

            4.3 Form of Common Stock Certificate (incorporated by reference to Amendment No. 1 to the Registrant's Registration Statement on Form S-1 (Reg. No. 33-69726) filed with the Securities and Exchange Commission on November 9, 1993).

            4.4     UTI Energy Corp. 1993 Non-Qualified Stock Option Plan.

            4.5 First Amendment to Termination and Release dated August 23, 1996, between UTI Energy Corp. and Eddie L. Nowell.

            4.6     UTI Energy Corp. 1996 Employee Stock Option Plan.

            4.7     UTI Energy Corp. 1996 Non-Employee Director Stock Option
                    Plan.

            5.1     Opinion of Fulbright & Jaworski L.L.P.

            23.1    Consent of Ernst & Young LLP.

            23.3    Consent of Fulbright & Jaworski L.L.P. (included in Exhibit
                    5.1).

            24.1 Powers of Attorney (included on Page II-5 of this Registration Statement).

ITEM 9.     UNDERTAKINGS.

            The undersigned Registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                    (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar volume of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                    (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

            Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

            (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

            The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the State of Pennsylvania, on September 30, 1996.


                                        UTI ENERGY CORP.


                                        By:    /s/ Vaughn E. Drum
                                           -----------------------------------
                                                   Vaughn E. Drum
                                             President, Chief Executive
                                                Officer and Director
                                            (Principal Executive Officer)

                               POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Vaughn E. Drum and Mark S. Siegel, or either of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same and all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting said attorney-in-fact and agent, and either of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or either of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

               Signature                                     Title                                   Date
               ---------                                     -----                                   ----
          /s/ Vaughn E. Drum                  President, Chief Executive                      September 30, 1996
 ------------------------------------            Officer and Director
            Vaughn E. Drum                       (Principal Executive Officer)

          /s/ P. Blake Dupuis                         Vice President and                      September 30, 1996
 ------------------------------------               Chief Financial Officer
                                               (Principal Financial Officer and
                                                 Principal Accounting Officer)

          /s/ Mark S. Siegel                         Chairman and Director                    September 26, 1996
 ------------------------------------
            Mark S. Siegel

        /s/ Kenneth N. Berns                  Director                                        September 26, 1996
 ------------------------------------
           Kenneth N. Berns

           /s/ Terry H. Hunt                  Director                                        September 30, 1996
 ------------------------------------
              Terry H. Hunt

                                              Director
 ------------------------------------
           Nadine C. Smith

       /s/ Robert B. Spears                   Director                                        September 30, 1996
------------------------------------
          Robert B. Spears

                                 EXHIBIT INDEX

    Exhibit                                                                          Page
     Number                              Description                                Number
     ------      --------------------------------------------------------------     ------
      4.1        Restated Certificate of Incorporation of the Registrant, as
                 amended (incorporated by reference to Amendment No. 1 to
                 the Registrant's Registration Statement on Form S-1 (Reg.
                 No. 33-69726) filed with the Securities and Exchange
                 Commission on November 9, 1993 and to the Registrant's Annual
                 Report on Form 10-K for the year ended December 31, 1995).

      4.2 By-laws as amended (incorporated by reference to the Registrant's Annual Report on Form 10-K for the year ended
                 December 31, 1993).

      4.3        Form of Stock Certificate (incorporated by reference to
                 Amendment No. 1 to the Registrant's Registration Statement on Form S-1 (Reg. No. 33-69726) filed with the Securities and Exchange Commission on November 9, 1993).

      4.4        UTI Energy Corp. 1993 Non-Qualified Stock Option Plan.

      4.5        First Amendment to Termination Agreement and Release dated
                 August 23, 1996, between UTI Energy Corp. and Eddie L.
                 Nowell.

      4.6        UTI Energy Corp. 1996 Employee Stock Option Plan.

      4.7        UTI Energy Corp. Non-Employee Director Stock Option Plan.

      5.1        Opinion of Fulbright & Jaworski L.L.P.

     23.1        Consent of Ernst & Young LLP.

     23.3        Consent of Fulbright & Jaworski L.L.P. (included in Exhibit
                 5.1).

     24.1        Powers of Attorney (included on Page II-5 of this Registration
                 Statement).




                                     II-6